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                                                               EXHIBIT 10.32 (A)
                                                               -----------------

                               AMENDMENT NUMBER 3
                               ------------------

   THIS AMENDMENT NUMBER 3 ("Amendment") is entered into as of the 30th day of June, 2000 by and between Deutsche Financial Services Corporation ("DFS") and Creative Computers, Inc., a California corporation ("Borrower").

                                    RECITALS
                                    --------

   DFS and Borrower are parties to that certain Business Credit and Security Agreement dated as of October 14, 1997 (as amended from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement. Borrower and DFS now desire to, among other things, amend certain provisions of the Credit Agreement on and subject to the terms hereof.

   NOW, THEREFORE, in consideration of the forgoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1. The following definitions are hereby deleted in their entirety from the Credit Agreement and replaced with the following:

          ""Eligible Inventory" means Borrower's finished goods Inventory
            ------------------
          (excluding parts and supplies) that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of Section 8.26 of
                                                            ------------
          this Agreement, and which DFS deems, in its sole discretion, to be acceptable for financing; provided, however, that notwithstanding the foregoing, Borrower's Inventory bearing a trademark or trade name of Apple Computer, Inc. shall be deemed Eligible Inventory.

          "Value" means (i) the cost to Borrower of Borrower's Eligible
           -----
          Inventory (exclusive of discounts, rebates, credits (including, without limitation price protection credits), incentive payments and all other general intangibles relating to such Eligible Inventory), as determined in accordance with GAAP minus (ii) a reserve for obsolescence established by DFS in its sole discretion and minus
          (iii) Borrower's outstandings to DFS under the Floorplan Inventory Loan Facility."

   2. Section 3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following

          "3.1  Total Credit Facility.  In consideration of Borrower's payment
                ---------------------
          and performance of its Obligations and subject to the terms and conditions contained in this Agreement, DFS agrees to provide, and Borrower agrees to accept, an aggregate credit facility (the "Credit
                                                                        ------
          Facility") of up to Forty Million Dollars ($40,000,000) (the "Total
          -------                                                       -----
          Credit Limit").  The Credit Facility shall be available in the form of
          ------------
          Floorplan Inventory Loans and Working Capital Loans. No Loans need be made by DFS if Borrower is in Default or if there exists any Unmatured Default. This is

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          an agreement regarding the extension of credit, and not the provision of goods or services."

   3. Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "3.2  Floorplan Inventory Loans.  Subject to the terms of this
                -------------------------
          Agreement, DFS may provide to Borrower floorplan financing for the acquisition of Inventory from vendors approved by DFS in DFS' sole discretion (each advance being a "Floorplan Inventory Loan"), up to an
                                            ------------------------
          aggregate unpaid principal amount at any time not to exceed Forty Million Dollars ($40,000,000); provided, however, that in no event
                                         --------  -------
          shall the principal amount of the Floorplan Inventory Loans and the Working Capital Loans exceed at any time in the aggregate, the Total Credit Limit. DFS may, however, at any time and without notice to Borrower, elect not to finance any Inventory sold by particular vendors who are in default of their obligations to DFS. DFS may at any time suspend or terminate the relationship or approval of any vendor. DFS will use reasonable efforts to give Borrower prior notice of such suspension or termination.

   4. Section 3.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "3.3  Working Capital Loans.  Subject to the terms of this Agreement,
                ---------------------
          DFS agrees, for so long as no Default exists, to provide to
          Borrower, and Borrower agrees to accept, working capital financing (each advance being a "Working Capital Loan") on Eligible Accounts and
                                 --------------------
          Eligible Inventory in the maximum aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base or (ii) Forty Million Dollars ($40,000,000); provided, however, that in no event
                                         --------  -------
          shall the principal amount of the Floorplan Inventory Loans and the Working Capital Loans exceed at any time in the aggregate, the Total Credit Limit ("Total Working Capital Credit Limit"). A request for a
                         ----------------------------------
          Working Capital Loan shall be made, or shall be deemed to be made, as provided in Section 5.1 hereof.
                      -----------

   5. Section 3.3(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) Eligible Accounts.   On receipt of each Borrowing Base
               -----------------
          Certificate initially in the form set forth on Exhibit 3.3, and,
                                                         -----------
          thereafter, in such form as DFS may require from time to time, together with such supporting information as DFS may require from time to time (the "Borrowing Base Certificate"), DFS will credit Borrower
                        --------------------------
          with such amount as DFS may deem advisable up to the difference between (i) Seventy-Five Percent (75%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate, minus (ii) all amounts then outstanding from Borrower to Apple Computer, Inc. ("Eligible Account
                                                              ----------------
          Availability").  For purposes hereof, the net amount of Eligible
          ------------
          Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at DFS'
                   ----
          option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time."

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   6.  Section 3.3(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "(b) Eligible Inventory.  On receipt of each Borrowing Base
               ------------------
          Certificate, DFS will credit Borrower with the lesser of (a) fifty percent (50%) of the Value of Eligible Inventory which is, absent error or other discrepancy listed in such Borrowing Base Certificate, or (b) Nine Million Dollars ($9,000,000) (such lesser amount being called the "Eligible Inventory Availability")."
                      -------------------------------

   7. Section 3.5(d)(iii) of the Credit Agreement is hereby added to the Credit Agreement as if originally set forth therein:

            "(iii) Unused Facility Fee.  During the term of this Agreement,
                   -------------------
            Borrower agrees to pay DFS a monthly, non-refundable unused facility fee (the "Facility Fee") equal to one quarter of one percent (0.25%)
                      ------------
            of the daily average of the unused amount of the Total Credit Limit. The unused amount of the Total Credit Limit shall mean the difference between (i) the Total Credit Limit and (ii) the sum of
            (a) the Average Daily Balance for such month plus (b) the average Daily Contract Balance for such month. Such Facility Fee shall be payable monthly in arrears on the first day of each calendar month during the term hereof."

   8. Section 3.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "3.8  Default Interest Rate.  If a Default occurs, and unless and
                  ---------------------
            until cured, DFS may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by four percentage points (4.0%) above the rate of interest otherwise applicable (the "Default Interest Rate"), whether or not
                                       ---------------------
            DFS elects to accelerate the unpaid principal balances as a result of a Default. DFS will use reasonable efforts to notify Borrower before imposing the Default Interest Rate permitted by this Section."

   9. Section 3.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "(a) Weekly Reports.  Borrower agrees to provide DFS with a report
                 ---------------
            each week, or more frequently if requested by DFS, in such form as is satisfactory to DFS, including supporting information regarding, but not limited to (i) a Borrowing Base Certificate; (ii) an Inventory aging report; (iii) a statement of the current Inventory status, showing the lower of cost (determined on a "first-in, first-out" basis) or market value thereof; (iv) an aging of Accounts; (v) a collections register; and (vi) a copy of Borrower's most recent account statement with Apple Computer, Inc. (the "Weekly Report").
                                                              -------------
            The Weekly Report will be received by DFS each Monday after the date of the Agreement by noon (in the event that DFS is not open for business on a Monday then the Weekly Report will be due by noon of the next business day that DFS is open for business), or more frequently if so requested by DFS."

   10. The second paragraph of Section 3.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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            "Borrower acknowledges that DFS will obtain from an independent third party appraiser selected by DFS, no less frequently than annually, an appraisal of the orderly liquidation value of the Eligible Inventory. For purposes of this Agreement, "orderly liquidation value" of Eligible Inventory will be based upon the sale of the Eligible Inventory within a one hundred twenty (120) day period. Borrower further acknowledges and agrees that DFS will have the right to decrease the advance rate set forth in Section 3.3(b) or increase the obsolescence reserve (as found in the defined term "Value") to reflect the orderly liquidation value of the Eligible Inventory, as determined by any such appraisal. Borrower acknowledges and agrees that no increase in the advance rate or decrease in the obsolescence reserve will be made as a result of any such appraisal. Borrower agrees to pay the cost of all third party appraisals obtained by DFS."

   11. Section 9.3.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

       "9.3.1  Amounts.  Borrower agrees that:
               -------
       (a) as of June 30, 2000 and at all times thereafter, it will maintain a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than Twenty Million Dollars ($20,000,000); AND

       (b) as of June 30, 2000 and at all times thereafter, it will maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than Five to One (5.0:1.0); AND

       (c) as of each fiscal quarter-end beginning with the fiscal quarter ending December 31, 2000, the Consolidated Group will achieve income from operations, before provision for income taxes and interest expense, in the amount of not less than Three Hundred Thousand Dollars ($300,000.00) (i) with respect to the quarter ending December 31, 2000 calculated for the 3-month period ending on such date, (ii) with respect to the quarter ending March 31, 2001 calculated for the 6-month period ending on such date, (iii) with respect to the quarter ending on June 30, 2001 calculated for the 9-month period ending on such date, and (iv) with respect to each quarter ending on September 30, 2001 and thereafter calculated for the 12-month period ending on such date; AND

       (d) as of the fiscal quarter ending September 30, 2000, the Consolidated Group will not experience net losses of more than One Million Two Hundred Thousand Dollars ($1,200,000).


      For purposes of this paragraph:  (i) `Tangible Net Worth' means the book
                                            ------------------
      value of Borrower's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) `Intangibles' means and includes
                                              -----------
      general intangibles (as that term is defined in the Uniform Commercial
      Code); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole

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      discretion; (iii) `Debt' means all of Borrower's liabilities and
                         ----
      indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; (iv) `Subordinated Debt' means all
                                                    -----------------
      of Borrower's Debt which is subordinated to the payment of Borrower's liabilities to DFS by an agreement in form and substance satisfactory to DFS; (v) `Core Group' means, collectively, Borrower, IdeaMall, Inc., a
                ----------
      Delaware corporation ("IdeaMall") and Creative Computers Integrated Technologies, Inc., a Delaware corporation ("CCIT"); and (vi) `Consolidated Group' means, collectively, Borrower, IdeaMall, CCIT,
       ------------------
      eCost.com, Inc., a Delaware corporation ("eCost.com") and eLinux, Inc., a Delaware corporation ("eLinux"). The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis (`Financial Covenants')."
                          ---------------------

   12. Conditions Precedent to Amendment.  Notwithstanding the foregoing, this
       ---------------------------------
Amendment shall not be effective unless and until satisfaction of the following terms and conditions, each as acceptable to DFS, in its sole discretion:

       (a)  execution and delivery of this Amendment by all parties hereto;

       (b) execution and delivery of a Consent and Acknowledgement of Guarantor from IdeaMall, Inc. (f/k/a Creative Computers, Inc.), a Delaware corporation;

       (c) evidence of execution of a Collateralized Guaranty, UCC Financing Statements and all other documentation requested by DFS in connection therewith from each of eCOST.com, eLinux and CCIT; and

       (d) such other and further documents and agreements as DFS may determine in connection with any of the foregoing.

   13. Miscellaneous.   Except to the extent specifically amended herein, all
       -------------
terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower waives notice of DFS' acceptance of this Amendment. DFS reserves all of its rights and remedies under the Credit Agreement and other Loan Documents.

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   IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


ATTEST:                          CREATIVE COMPUTERS, INC., a California
                                 corporation


By: /s/ TED SANDERS              By: /s/ FRANK KHULUSI
   ____________________________     __________________________________
            Secretary
                                 Print Name: Frank Khulusi
                                             _________________________

                                 Title: CEO
                                       _______________________________


DEUTSCHE FINANCIAL SERVICES CORPORATION


By: /s/ DENNIS VANLEEUWEN
   _____________________________

Name: Dennis Vanleeuwen
     ___________________________

Title: Director of Operations
      __________________________



                           CONSENT AND ACKNOWLEDGMENT
                           --------------------------

   The undersigned Guarantor hereby acknowledges and consents to the terms of the foregoing Amendment, and does hereby ratify and confirm its Guaranty in all respects.

IDEAMALL, INC. f/k/a Creative
Computer, Inc., a Delaware corporation


By: /s/ FRANK KHULUSI
   _____________________________

Name: Frank Khulusi
     ___________________________

Title: CEO
      __________________________

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